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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on October 18, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COPANO ENERGY, L.L.C.*

COPANO ENERGY FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	51-0411678 20-3151590 (I.R.S. Employer Identification Number)

1200 Smith Street, Suite 2300
Houston, Texas 77002
(713) 621-9547
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Douglas L. Lawing
Executive Vice President, General Counsel and Secretary
1200 Smith Street, Suite 2300
Houston, Texas 77002
(713) 621-9547
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffery K. Malonson
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1) Proposed Maximum Offering Price Per Unit(1) Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Units

Debt Securities(2)

Guarantees of Debt Securities(2)

Total

(1)
An indeterminate aggregate offering price or number of securities of each identified class is being registered as may be offered from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the securities being registered hereunder. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(2)
If a series of debt securities is guaranteed, such series will be guaranteed by all of Copano Energy, L.L.C.'s wholly owned subsidiaries other than "minor" subsidiaries (except Copano Energy Finance Corporation) as such term is interpreted in securities regulations governing financial reporting for guarantors. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

*
Includes certain subsidiaries of Copano Energy, L.L.C. identified on the following pages that may guarantee the debt securities.

        The following are co-registrants that may guarantee the debt securities:

Cantera Gas Company LLC (Exact name of registrant as specified in its charter)
Delaware	38-3432972
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
CDE Pipeline LLC (Exact name of registrant as specified in its charter)
Delaware	45-4765020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
CHC LP Holdings, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-1837842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Cimmarron Gathering, LP (Exact name of registrant as specified in its charter)
Texas	20-2901110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
CMW Energy Services, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	26-1146666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Energy/Mid-Continent, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-3009666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Energy/Rocky Mountains, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	26-1172414
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Energy Services GP, L.L.C. Exact name of registrant as specified in its charter)
Delaware	20-1862371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Energy Services (Texas) GP, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-1862441
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Energy Services/Texas Gulf Coast, L.P. (Exact name of registrant as specified in its charter)
Texas	76-0650321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Energy Services/Upper Gulf Coast, L.P. (Exact name of registrant as specified in its charter)
Texas	76-0528374
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Field Services GP, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-1862487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Field Services/Agua Dulce, L.P. (Exact name of registrant as specified in its charter)
Texas	76-0500639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Field Services/Central Gulf Coast, L.P. (Exact name of registrant as specified in its charter)
Texas	76-0647522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Field Services/Central Gulf Coast GP, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-1863263
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Field Services/Copano Bay, L.P. (Exact name of registrant as specified in its charter)
Texas	76-0503487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Field Services/Karnes, L.P. (Exact name of registrant as specified in its charter)
Texas	20-0959499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Field Services/Live Oak, L.P. (Exact name of registrant as specified in its charter)
Texas	42-1532273
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Field Services/South Texas, L.P. (Exact name of registrant as specified in its charter)
Texas	76-0503485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Field Services/Upper Gulf Coast, L.P. (Exact name of registrant as specified in its charter)
Texas	76-0528373
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Field Services/North Texas, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	26-1586828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Field Services/Rocky Mountains, LLC (Exact name of registrant as specified in its charter)
Delaware	26-2503299
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Field Facilities/Rocky Mountains, LLC (Exact name of registrant as specified in its charter)
Delaware	26-4771131
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano General Partners, Inc. (Exact name of registrant as specified in its charter)
Delaware	51-0411719
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Houston Central, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	51-0409466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Natural Gas/Rocky Mountains, LLC (Exact name of registrant as specified in its charter)
Delaware	11-3693993
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano NGL Services, L.P. (Exact name of registrant as specified in its charter)
Texas	76-0647525
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano NGL Services GP, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-1863192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano NGL Services (Markham), L.L.C. (Exact name of registrant as specified in its charter)
Delaware	27-0904927
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Pipelines GP, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-1862978
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Pipelines Group, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	51-0411715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Pipelines (Texas) GP, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-1863012
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Pipelines/Hebbronville, L.P. (Exact name of registrant as specified in its charter)
Texas	76-0665939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Pipelines/Rocky Mountains, LLC (Exact name of registrant as specified in its charter)
Delaware	20-0659235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Pipelines/South Texas, L.P. (Exact name of registrant as specified in its charter)
Texas	76-0576084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Pipelines/Texas Gulf Coast, L.P. (Exact name of registrant as specified in its charter)
Texas	76-0650304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Pipelines/Upper Gulf Coast, L.P. (Exact name of registrant as specified in its charter)
Texas	76-0528375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Pipelines/North Texas, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	27-1125058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Liberty, LLC (Exact name of registrant as specified in its charter)
Delaware	26-3154210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Double Eagle LLC (Exact name of registrant as specified in its charter)
Delaware	26-4316438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Processing, L.P. (Exact name of registrant as specified in its charter)
Texas	76-0647499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Processing GP, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-1863221
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Processing/Louisiana, LLC (Exact name of registrant as specified in its charter)
Oklahoma	73-1493880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano Risk Management, L.P. (Exact name of registrant as specified in its charter)
Texas	20-3183275
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano/Red River Gathering GP, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-8921790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano/Red River Gathering LP Holdings, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-8921744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano/Webb-Duval Pipeline, L.P. (Exact name of registrant as specified in its charter)
Delaware	20-1686633
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Copano/Webb-Duval Pipeline GP, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-1686528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
CPG LP Holdings, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-1863129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
CPNO Services, L.P. (Exact name of registrant as specified in its charter)
Texas	20-2071486
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CPNO Services GP, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-2071403
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
CPNO Services LP Holdings, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-2071326
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
CWDPL LP Holdings, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	20-1863161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Greenwood Gathering, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	26-1146730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Estes Cove Facilities, L.L.C. (Exact name of registrant as specified in its charter)
Texas	76-0593059
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Nueces Gathering, L.L.C. (Exact name of registrant as specified in its charter)
Texas	81-0560211
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
ScissorTail Energy, LLC (Exact name of registrant as specified in its charter)
Delaware	74-2964091
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
ACP Texas, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	26-2565296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Alamo Creek Properties, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	26-1586906
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
River View Pipelines, L.L.C. (Exact name of registrant as specified in its charter)
Delaware	26-1586872
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Eagle Ford LLC (Exact name of registrant as specified in its charter)
Delaware	27-131451
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Harrah Midstream LLC (Exact name of registrant as specified in its charter)
Delaware	45-0833350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

PROSPECTUS

COPANO ENERGY, L.L.C.
COPANO ENERGY FINANCE CORPORATION

Common Units
Debt Securities

        We may offer, from time to time, the following securities in one or more transactions, classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings:

  •
  common units representing limited liability company interests in Copano Energy, L.L.C.; and

  •
  debt securities, which may be secured or unsecured senior debt securities or secured or unsecured subordinated debt securities.

        Copano Energy Finance Corporation may act as co-issuer of the debt securities. If a series of debt securities is guaranteed, such series will be guaranteed by all of Copano Energy, L.L.C.'s wholly owned subsidiaries other than "minor" subsidiaries (except Copano Energy Finance Corporation) as such term is interpreted in securities regulations governing financial reporting for guarantors.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

        You should carefully read this prospectus and any prospectus supplement before you invest. You should also read the documents we have referred you to in the "Where You Can Find More Information" section of this prospectus for information on us and our financial statements.

        Our common units are listed on the Nasdaq Global Select Market under the symbol "CPNO." We will provide information in the prospectus supplement for the trading market, if any, for any debt securities we may offer.

        Our principal executive offices are located at 1200 Smith Street, Suite 2300, Houston, Texas 77002. Our telephone number at our principal executive offices is (713) 621-9547.

        Investing in our securities involves risks. In addition to risks related to our business, limited liability companies are inherently different from corporations. You should carefully consider the risk factors described under "Risk Factors" beginning on page 5 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2012.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, the "SEC" or "Commission." In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information that we have previously filed with the SEC that is incorporated by reference into this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we and Copano Energy Finance Corporation have filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time we offer securities, we will provide you with this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

        The prospectus supplement may include additional risk factors or other special considerations applicable to those securities and may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

        Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read "Where You Can Find More Information." You are urged to carefully read this prospectus, including the "Risk Factors," and any attached prospectus supplement relating to the securities offered to you, together with the additional information described under "Where You Can Find More Information," before investing in our common units or debt securities.

        Throughout this prospectus, when we use the terms "we," "us," "our," or like terms, we are referring either to Copano Energy, L.L.C. or to Copano Energy, L.L.C. and its consolidated subsidiaries collectively, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site, at http://www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.

        We also make available free of charge on our website, at http://www.copanoenergy.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information on our website, other than the documents listed below, is not incorporated by reference into this prospectus.

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent it is updated and superseded by information contained in this prospectus. The information we file later with the SEC will automatically update and supersede information in this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

        We incorporate by reference the documents listed below, excluding any information furnished pursuant to Item 2.02 or 7.01 in any Current Report on Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2011, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement prepared in connection with the 2012 Annual Meeting of Unitholders held on May 17, 2012;

  •
  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012;

  •
  Our Current Reports on Form 8-K filed on January 10, 2012; January 11, 2012; January 18, 2012; February 7, 2012; February 21, 2012; April 11, 2012; May 21, 2012; July 11, 2012; July 17, 2012; August 29, 2012; October 10, 2012; and October 17, 2012.

  •
  The description of our common units contained in our Registration Statement on Form 8-A (File No. 000-51009) filed with the SEC on November 1, 2004 and any subsequent amendments or reports filed for the purpose of updating such description.

        All documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and that are deemed "filed," prior to the termination of all offerings under this shelf registration statement are incorporated by reference into this prospectus.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. We will provide you a copy of any or all of the information that has been incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, upon your written or oral request to us at the following address or telephone number:

Copano Energy, L.L.C.
Investor Relations
1200 Smith Street, Suite 2300
Houston, Texas 77002
(713) 621-9547

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference contain certain "forward-looking" statements. Statements included in this prospectus and the documents we incorporate by reference that are not historical facts, but that address activities, events or developments that we expect or anticipate will or may occur in the future, including references to future goals or intentions or other such references, are forward-looking statements. These statements can be identified by the use of forward-looking terminology, including "may," "believe," "expect," "anticipate," "estimate," "continue" or similar words. These statements include assertions related to plans for growth of our business, future capital expenditures and competitive strengths and goals. We make these statements based on our past experience and our perception of historical trends, current conditions and expected future developments, as well as other considerations we believe are appropriate under the circumstances. Whether actual results and developments in the future will conform to our expectations is subject to numerous risks and uncertainties, many of which are beyond our control. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in these statements. Any differences could be caused by a number of factors, including, but not limited to:

  •
  the volatility of prices and market demand for natural gas, crude oil and natural gas liquids ("NGLs"), and for products derived from these commodities;

  •
  our ability to continue to connect new sources of natural gas and condensate, and the NGL content of new gas supplies;

  •
  the ability of key producers to continue to drill and successfully complete and connect new natural gas and condensate volumes and performance by such producers under their contracts with us;

  •
  our ability to attract and retain key customers and contract with new customers;

  •
  our ability to access or construct new gas processing and NGL fractionation and transportation capacity;

  •
  the availability of local, intrastate and interstate transportation systems and other facilities and services for natural gas and NGLs;

  •
  our ability (and the ability of our third-party service providers) to meet in-service dates, cost expectations and operating performance standards for construction projects;

  •
  our ability to successfully integrate any acquired asset or operations;

  •
  our ability to access our revolving credit facility and to obtain additional financing on acceptable terms;

  •
  the effectiveness of our hedging program;

  •
  general economic conditions;

  •
  force majeure events such as the loss of a market or facility downtime;

  •
  the effects of government regulations and policies; and

  •
  other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the SEC.

        This prospectus and the documents incorporated by reference include cautionary statements identifying important factors that could cause actual results to materially differ from our expectations, including in conjunction with forward-looking statements referred to above. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any accompanying prospectus supplement and the documents we incorporate by reference. All forward-looking statements included in those documents and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements, other than as required by law, whether as a result of new information, future events or otherwise.

COPANO ENERGY, L.L.C.

        We are an energy company engaged in the business of providing midstream services to natural gas producers, including gathering and transportation of natural gas, fractionation and transportation of NGLs and other related services. Our assets are located in Texas, Oklahoma and Wyoming and include approximately 6,800 miles of active natural gas gathering and transmission pipelines and nine natural gas processing plants, with over one billion cubic feet per day of combined processing capacity. In addition to our natural gas pipelines, we operate 380 miles of NGL pipelines.

        Our operations are conducted through, and our operating assets are owned by, our subsidiaries. Copano Energy Finance Corporation, our wholly owned subsidiary, has no material assets or any liabilities other than as a co-issuer of our debt securities. Its activities are limited to co-issuing our debt securities and activities incidental to its role as a co-issuer.

        Our principal executive offices are located at 1200 Smith Street, Suite 2300, Houston, Texas 77002. Our telephone number at our principal executive offices is (713) 621-9547.

        For additional information about our business, properties and financial condition, please read "Where You Can Find More Information."

THE SUBSIDIARY GUARANTORS

        Certain of our subsidiaries, which we refer to as the "subsidiary guarantors" in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered using this prospectus. Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will, to the extent required by SEC rules and regulations, be included in our consolidated financial statements filed as part of our periodic reports pursuant to the Exchange Act.

 RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read "Information Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of securities covered by this prospectus for general corporate purposes, which may include, among other things:

  •
  paying or refinancing all or a portion of our indebtedness outstanding at the time; and

  •
  funding working capital, capital expenditures or acquisitions.

        The application of proceeds from any particular offering of securities using this prospectus will be described in the prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and cost of other funds.

 RATIOS OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
						Six Months Ended June 30, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	3.1x	2.1x	1.8x	1.6x	1.3x	(1)

(1)
Earnings were inadequate to cover fixed charges for the six months ended June 30, 2012 by $3.1 million.

        For purposes of calculating the ratio of consolidated earnings to fixed charges:

  •
  "earnings" means the aggregate of the following items: pre-tax income from continuing operations before adjustment for income or loss from equity investees; plus fixed charges; plus amortization of capitalized interest; plus distributed income of equity investees; plus our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; less interest capitalized; less preference security dividend requirements of consolidated subsidiaries; and less the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges;

  •
  "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense and (d) preference security dividend requirements of consolidated subsidiaries; and

  •
  "preference security dividend" means the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities.

 DESCRIPTION OF OUR COMMON UNITS

        Our common units represent limited liability company interests in us. The holders of our common units are entitled to participate in distributions and exercise the rights or privileges available to members under our limited liability company agreement. As of June 30, 2012, we had 72,365,674 common units outstanding. As of June 30, 2012, we also had 12,275,579 Series A convertible preferred units outstanding.

Our Limited Liability Company Agreement

        Our limited liability company agreement governs the rights and obligations of our common unitholders. A copy of our limited liability company agreement is included in our other SEC filings and is incorporated by reference in this prospectus.

Our Cash Distribution Policy

        Please read "Cash Distribution Policy" for a detailed description of the right to receive cash distributions with respect to our common units.

Timing of Distributions

        We pay distributions approximately 45 days after March 31, June 30, September 30 and December 31 to unitholders of record on the applicable record date.

Issuance of Additional Units

        In general, we may issue additional equity securities, and options, rights, warrants and appreciation rights relating to our equity securities, for any company purpose at any time and from time to time, to such persons for such consideration and on such terms and conditions as our Board of Directors shall determine, all without the approval of any unitholders. Each additional equity security authorized to be issued by us pursuant to our limited liability company agreement may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of our equity securities), as our Board of Directors shall determine, all without the approval of any unitholders.

        We may choose to finance acquisitions by issuing additional common units or other equity securities. Holders of any additional common units we issue will be entitled to participate in our distributions of available cash. In addition, the issuance of additional common units or other equity securities may dilute the value of the existing common unitholders' interests in our net assets.

        In accordance with Delaware law and the provisions of our limited liability company agreement, we may also issue additional securities that, as determined by our Board of Directors, may have special voting rights to which the common units are not entitled.

        The holders of common units do not have preemptive rights to acquire additional common units or other securities.

Voting Rights

        In general, common unitholders have the right to vote with respect to the election of our Board of Directors, certain amendments to our limited liability company agreement, the merger of our company or the sale of all or substantially all of our assets and the dissolution of our company.

Limited Call Right

        If, at any time, any person owns more than 90% of the issued and outstanding membership interests of any class, such person will have the right, which it may transfer in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining membership interests of the class held by unaffiliated persons as of a record date to be selected by our Board of Directors, on at least 10 but not more than 60 days' notice. Our unitholders are not entitled to dissenters' rights of appraisal under our limited liability company agreement or applicable Delaware law if this limited call right is exercised. The purchase price in the event of the exercise of this right is the greater of:

  •
  the current market price as of the date three days prior to the date that the notice is mailed; and

  •
  the highest price paid by such person or any of its affiliates for any such interest of such class purchased during the 90-day period preceding the date that the notice is mailed.

        As a result of this limited call right, a holder of membership interests in our company may have its membership interests purchased at an undesirable time or price. Please read "Risk Factors—Risks Related to Our Structure." The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of its common units in the market. Please read "Material Tax Consequences—Disposition of Common Units."

Exchange Listing

        Our common units are listed on the Nasdaq Global Select Market under the symbol "CPNO."

Transfer Agent and Registrar

Duties

        American Stock Transfer & Trust Company, LLC serves as registrar and transfer agent for our common units. We pay all fees charged by the transfer agent for transfers of common units, except the following fees that will be paid by unitholders:

  •
  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

  •
  special charges for services requested by a holder of a common unit; and

  •
  other similar fees or charges.

        There will be no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities as transfer agent, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

        The transfer agent may at any time resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and accepted the appointment within 30 days after notice of the resignation or removal, we are authorized to act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

        By transfer of common units in accordance with our limited liability company agreement, each transferee of common units shall be admitted as a unitholder with respect to the common units transferred when such transfer and admission is reflected in our books and records. Additionally, each transferee of common units:

  •
  automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our limited liability company agreement;

  •
  becomes the record holder of the common units;

  •
  represents that the transferee has the capacity, power and authority to enter into our limited liability company agreement;

  •
  grants powers of attorney to our officers and any liquidator of our company as specified in the limited liability company agreement; and

  •
  makes the consents and waivers contained in the limited liability company agreement.

        An assignee will become a unitholder of our company for the transferred common units upon the recording of the name of the assignee on our books and records.

        Until a common unit has been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Series A Convertible Preferred Units

Distributions

        The Series A preferred units are senior to our common units with respect to rights to distributions. For the first three years after the date on which they were issued, the Series A preferred units are entitled to quarterly distributions in kind (paid in the form of additional Series A preferred units). In-kind distributions will equal $0.72625 per preferred unit per quarter (or 10% per year of the purchase price of a Series A preferred unit) divided by the $29.05 issue price. Beginning with the distribution for the quarter ending September 30, 2013, and through the distribution for the quarter ending June 30, 2016, we are entitled to elect whether to pay preferred distributions in cash, in kind or in a combination of both. For quarters ending after June 30, 2016, we will be obligated to pay preferred distributions in cash unless our available cash (after reserves established by our Board of Directors) is not sufficient to fund the distribution or we and the preferred unitholder agree that a distribution will be paid in kind. Cash distributions on the Series A preferred units will equal the greater of $0.72625 per preferred unit per quarter or the quarterly per-unit distribution paid to our common unitholders for the applicable quarter.

Voting Rights

        At a special meeting held on November 17, 2010, our common unitholders approved full voting rights for all Series A preferred units. Each Series A preferred unit entitles the holder to one vote.

Conversion

        At the special meeting referred to above, our common unitholders also approved full convertibility of all Series A preferred units into common units on a one-for-one basis. Beginning on July 21, 2013, the Series A preferred units will generally become convertible into common units by us or by the preferred unitholder, subject to the conditions described below. After July 21, 2013, the preferred unitholder may elect to convert all or any portion of its Series A preferred units into common units at any time, but only to the extent that conversion will not cause our estimated ratio of total distributable cash flow to per-unit distributions (for all of our outstanding common and Series A preferred units) to fall below 100% over any of the forecasted succeeding four quarters. In addition, we will have the right to force conversion of all or any portion of the Series A preferred units if the daily volume-weighted average trading price and the average daily trading volume of our common units exceed $37.77 and 500,000 units, respectively, for 20 trading days out of the trailing 30-day period prior to our notice of conversion. On the date of conversion, the rights of the converting Series A preferred units will cease; the converting Series A preferred units will no longer be outstanding and will represent only the right to receive common units at the rate of one common unit for each preferred unit.

Rights upon a Change of Control

        The preferred unitholder has conversion rights with respect to certain change of control events. Before consummating a transaction in which any person, other than the preferred unitholder, becomes the beneficial owner, directly or indirectly, of more than 50% of our voting securities, we will make an irrevocable offer (a "change of control offer") to the preferred unitholder to convert all, but not less than all, of such holder's Series A preferred units into common units, subject to certain conditions and limitations. Series A preferred units converting in the context of a change of control offer would not convert into common units on a one-for-one basis. Instead, the number of common units we would issue upon conversion of Series A preferred units would equal the quotient of (a) 110% of the aggregate preferred unit issue price for such preferred unitholder's converting Series A preferred units and all accrued and unpaid distributions on such Series A preferred units as of the date of the change of control offer, divided by (b) $29.05. The preferred unitholder is under no obligation to accept a change of control offer. If the preferred unitholder elects not to accept, we will be obligated to ensure that the preferred unitholder receives securities in the change of control transaction with terms substantially equivalent to the terms of the preferred units.

Dissolution and Liquidation

        The Series A preferred units are senior to our common units with respect to rights on dissolution and liquidation. Common units issued upon conversion of Series A preferred units will rank equally with the rest of our common units with respect to rights on dissolution and liquidation

 DESCRIPTION OF OUR DEBT SECURITIES

General

        Copano Energy, L.L.C. may issue debt securities in one or more series, and Copano Energy Finance Corporation may be a co-issuer of one or more series of debt securities. Copano Energy Finance Corporation was incorporated under the laws of the State of Delaware in 2005, is wholly owned by Copano Energy, L.L.C. and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto. When used in this section "Description of Our Debt Securities," the terms "we," "us," "our" and "issuers" refer jointly to Copano Energy, L.L.C. and Copano Energy Finance Corporation, and the terms "Copano Energy" and "Copano Finance" refer strictly to Copano Energy, L.L.C. and Copano Energy Finance Corporation, respectively.

        If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in this summary have the meanings specified in the indentures.

        The debt securities will be:

  •
  our direct general obligations;

  •
  either senior debt securities or subordinated debt securities; and

  •
  issued under separate indentures among us, any subsidiary guarantors and a trustee.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        A prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether Copano Finance will be a co-issuer of the debt securities;

  •
  the guarantors of the debt securities, if any;

  •
  whether the debt securities are senior or subordinated debt securities;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the assets, if any, that are pledged as security for the payment of the debt securities;

  •
  whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

  •
  the prices at which we will issue the debt securities;

  •
  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

  •
  the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

  •
  the dates on which the principal of the debt securities will be payable;

  •
  the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

  •
  any conversion or exchange provisions;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  any changes to or additional events of default or covenants; and

  •
  any other terms of the debt securities.

        We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Guarantees

        If specified in the prospectus supplement respecting a series of debt securities, the subsidiaries of Copano Energy specified in the prospectus supplement will fully and unconditionally guarantee to each holder and the trustee, on a joint and several basis, the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same become due and payable, whether at stated maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, such series will be guaranteed by all of Copano Energy's wholly owned subsidiaries other than "minor" subsidiaries (except Copano Finance) as such term is interpreted in securities regulations governing financial reporting for guarantors. The prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.

        The guarantees will be general obligations of the guarantors. Guarantees of subordinated debt securities will be subordinated to the Senior Indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the Senior Indebtedness of Copano Energy.

Consolidation, Merger or Asset Sale

        Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of the issuer's obligations under the indenture, including the payment of all amounts due on the debt securities and performance of the issuer's covenants in the indenture.

        However, each indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of an issuer's assets, including:

  •
  the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia; provided that, if Copano Finance is a co-issuer, then it may not merge or consolidate with or into another entity other than a corporation satisfying such requirement for so long as Copano Energy is not a corporation;

  •
  the remaining or acquiring entity must assume the issuer's obligations under the indenture; and

  •
  immediately after giving effect to the transaction, no Default or Event of Default (as defined under "—Events of Default and Remedies" below) may exist.

        The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease of all or substantially all of the assets of an issuer, the issuer will be released from any further obligations under the indenture.

No Protection in the Event of a Change of Control

        Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures

        We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the indenture or waiver may:

  •
  reduce the percentage in principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or extend the fixed maturity of any debt security;

  •
  reduce the premium payable upon redemption or change the time of the redemption of the debt securities;

  •
  reduce the rate of or extend the time for payment of interest on any debt security;

  •
  except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;

  •
  make any debt security payable in currency other than that stated in the debt securities;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

  •
  impair the right of any holder to receive payment of principal, premium, if any, and interest on its debt securities on or after the respective due dates or to institute suit for the enforcement of any such payment;

  •
  except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

  •
  make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

        We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

  •
  to establish the form or terms of any series of debt securities;

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for uncertificated notes in addition to or in place of certificated notes;

  •
  to provide for the assumption of an issuer's obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer's assets;

  •
  in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Indebtedness of Copano Energy;

  •
  to add or release guarantors pursuant to the terms of the indenture;

  •
  to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not adversely affect the rights under the indenture of any holder of debt securities;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act");

  •
  to evidence or provide for the acceptance of appointment under the indenture of a successor trustee;

  •
  to add any additional Events of Default; or

  •
  to secure the debt securities and/or the guarantees.

Events of Default and Remedies

        Unless otherwise indicated in the prospectus supplement, "Event of Default," when used in an indenture, will mean any of the following with respect to the debt securities of any series:

  •
  failure to pay when due the principal of or any premium on any debt security of that series;

  •
  failure to pay, within 30 days of the due date, interest on any debt security of that series;

  •
  failure to pay when due any sinking fund payment with respect to any debt securities of that series;

  •
  failure on the part of the issuers to comply with the covenant described under "—Consolidation, Merger or Asset Sale";

  •
  failure to perform any other covenant in the indenture that continues for 60 days after written notice is given to the issuers;

  •
  certain events of bankruptcy, insolvency or reorganization of an issuer or any guarantor of the debt securities of that series (an "insolvency event");

  •
  if that series is guaranteed by any subsidiary of Copano Energy, the guarantee ceases to be in full force and effect (except as provided in the indenture), is declared null and void or the guarantor disaffirms its guarantee; or

  •
  any other Event of Default provided under the terms of the debt securities of that series.

        An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

        If an insolvency event occurs with respect to either issuer, the entire principal of, premium, if any, and accrued interest on, all debt securities then outstanding will be due and payable immediately, without any declaration or other act on the part of the trustee or any holders. If any other Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

        Neither indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. Each indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

        We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or integral multiples of $1,000.

No Personal Liability

        None of the past, present or future partners, incorporators, managers, members, directors, officers, employees, unitholders or stockholders of either issuer or any guarantor will have any liability for the obligations of the issuers or any guarantors under either indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

        The trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

        If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the trustee indicated in the applicable prospectus supplement, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

        The trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration and Transfer

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

        We will not be required to:

  •
  issue, register the transfer of, or exchange debt securities of a series either during a period of 15 business days prior to the mailing of notice of redemption of the debt securities of that series, or between a record date and the next succeeding interest payment date; or

  •
  register the transfer of or exchange any debt security selected or called for redemption, except the unredeemed portion of any debt security we are redeeming in part.

Provisions Relating only to the Senior Debt Securities

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness

        The subordinated debt securities will rank junior in right of payment to all of our Senior Indebtedness. The definitions of "Senior Indebtedness" and "Designated Senior Indebtedness" will be set forth in the prospectus supplement respecting each series of subordinated debt securities. If the subordinated debt securities are guaranteed by any of the subsidiaries of Copano Energy, then the guarantees will be subordinated on like terms.

Payment Blockages

        The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities (or any related guarantee) may be made in the event:

  •
  we or our property (or any guarantor or its property) is involved in any liquidation, bankruptcy or similar proceeding;

  •
  we (or any guarantor) fail to pay the principal, interest, any premium or any other amounts on any of our (or the guarantor's) Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

  •
  any other default on any of our (or any guarantor's) Designated Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt

        The subordinated indenture will not limit the amount of Senior Indebtedness that we or any guarantor may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery and Form

        The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the trustee as custodian for The Depository Trust Company, New York, New York ("DTC"). This means that we will not issue certificates to each holder, except in the limited circumstances described below. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

        Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

        DTC has provided us the following information:    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC Rules applicable to its participants are on file with the SEC.

        We will wire all payments on the global debt securities to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global debt securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

        It is DTC's current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

        Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days;

  •
  an Event of Default occurs and DTC notifies the trustee of its decision to require the debt securities of a series to no longer be represented by a global debt security; or

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  as otherwise specified by us in the prospectus supplement pertaining to such debt securities.

Satisfaction and Discharge; Defeasance

        Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

          (a)   either:

            (1)   all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

            (2)   all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds cash sufficient to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

          (b)   we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of that series; and

          (c)   we have delivered an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

Governing Law

        Each indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

        We will enter into the indentures with a trustee that is qualified to act under the Trust Indenture Act and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. Unless we otherwise specify in the applicable prospectus supplement, the initial trustee for each series of debt securities will be U.S. Bank National Association.

We may maintain a banking relationship in the ordinary course of business with U.S. Bank National Association and one or more of its affiliates.

Resignation or Removal of Trustee

        If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Limitations on Trustee if It Is Our Creditor

        Each indenture will contain certain limitations on the right of the trustee, in the event that it becomes a creditor of an issuer or a guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Annual Trustee Report to Holders of Debt Securities

        The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding certain advances made by it and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee

        Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of such indenture, every application by us for action by the trustee must be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

 CASH DISTRIBUTION POLICY

Quarterly Distributions of Available Cash

        General.    We intend to pay quarterly distributions to our common unitholders of record on the applicable record date within 45 days after the end of each quarter (in February, May, August and November of each year) to the extent we have sufficient available cash, as defined in our limited liability company agreement. We will make distributions of available cash to common unitholders in accordance with their respective percentage interests.

        Definition of Available Cash.    Available cash generally means, with respect to any quarter:

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  the sum of (1) all cash and cash equivalents on hand at the end of such quarter and (2) all additional cash and cash equivalents on hand with respect to such quarter resulting from working capital borrowings made subsequent to the end of such quarter, less

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  the amount of any cash reserves established by our Board of Directors to (1) provide for the proper conduct of our business (including reserves for future capital expenditures and for anticipated future credit needs) subsequent to such quarter, (2) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which we or any of our subsidiaries are a party or by which we are bound or our assets are subject or (3) provide funds for distributions in respect of any one or more of the next four quarters.

        Contractual Restrictions on Our Ability to Distribute Available Cash.    If we are not in compliance with covenants contained in our revolving credit facility or the indentures governing our senior unsecured notes, we will be unable to make distributions of available cash. In addition, if we issue debt securities in the future, then the indenture governing the debt securities will likely contain covenants that limit our ability to make distributions to our unitholders if we fail to comply with such covenants.

Adjustment of Distribution

        If we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

  •
  the quarterly distribution; and

  •
  other amounts calculated on a per unit basis.

        For example, if a two-for-one split of the common units should occur, the quarterly distribution would be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional common units for cash or property.

        In addition, if legislation is enacted or if existing law is modified or interpreted in a manner that causes us to become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, we will reduce the quarterly distribution level for each quarter by multiplying the quarterly distribution by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus our Board of Directors' estimate of our aggregate liability for the income taxes payable by reason of that legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

        If we dissolve in accordance with our limited liability company agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to our unitholders in accordance with their respective capital account balances, as adjusted to reflect any taxable gain or loss upon the sale or other disposition of our assets in liquidation.

        The allocations of taxable gain upon liquidation are intended, to the extent possible, to allow common unitholders to receive proceeds equal to their unrecovered capital plus the quarterly distribution for the quarter during which liquidation occurs. There may not be sufficient taxable gain upon our liquidation to enable common unitholders to fully recover all of these amounts.

 MATERIAL TAX CONSEQUENCES

        This section summarizes the material U.S. federal income tax consequences that may be relevant to prospective unitholders and is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed U.S. Treasury regulations thereunder (the "Treasury Regulations"), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective unitholder to vary substantially from those described below. Unless the context otherwise requires, references in this section to "we" or "us" are references to Copano Energy, L.L.C. and our subsidiaries.

        Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address all federal income tax matters that affect us or our unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency and who hold units as capital assets (generally, property that is held for investment). This section has limited applicability to corporations, partnerships (including entities treated as partnerships for U.S. federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, individual retirement accounts ("IRAs"), employee benefit plans, real estate investment trusts or mutual funds. Accordingly, we encourage each unitholder to consult the unitholder's own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences particular to that unitholder resulting from ownership or disposition of units and potential changes in applicable tax laws.

        We are relying on opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described herein. An opinion of counsel represents only that counsel's best legal judgment and does not bind the Internal Revenue Service (the "IRS") or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our units and the prices at which our units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.

        For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues: (1) the treatment of a unitholder whose units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of units) (please read "—Tax Consequences of Unit Ownership—Treatment of Securities Loans"); (2) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Units—Allocations Between Transferors and Transferees"); and (3) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read "—Tax Consequences of Unit Ownership—Section 754 Election" and "—Uniformity of Units").

Taxation of the Partnership

Partnership Status

        A limited liability company is treated as a partnership for U.S. federal income tax purposes and, therefore, we generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if the unitholder had earned such income directly, even if we make no cash distributions to the unitholder. Distributions we make to a unitholder generally will not give rise to income or gain taxable to such unitholder unless the amount of cash distributed exceeds the unitholder's adjusted tax basis in its units.

        Section 7704 of the Code generally provides that publicly traded partnerships will be treated as corporations for federal income tax purposes. However, if 90% or more of a partnership's gross income for every taxable year it is publicly traded consists of "qualifying income," the partnership may continue to be treated as a partnership for federal income tax purposes (the "Qualifying Income Exception"). Qualifying income includes income and gains derived from the exploration and production, refining, transportation, storage, processing and marketing of certain natural resources, including crude oil, natural gas, and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of qualifying income. We estimate that less than 5% of our current gross income is not qualifying income; however, this estimate could change from time to time.

        Based upon factual representations made by us regarding the composition of our income and the other representations set forth below, Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership for federal income tax purposes and each of our operating subsidiaries will be disregarded as an entity separate from us for federal income tax purposes. In rendering its opinion, Vinson & Elkins L.L.P. has relied on factual representations made by us. The representations made by us upon which Vinson & Elkins L.L.P. has relied include, without limitation:

        (a)   Neither we nor any of our operating subsidiaries has elected to be treated as a corporation for federal income tax purposes; and

        (b)   For each taxable year, since and including the year of our initial public offering, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is "qualifying income" within the meaning of Section 7704(d) of the Code.

        We believe that these representations are true and will be true in the future.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation and then as distributing that stock to our unitholders in liquidation. This deemed contribution and liquidation should not result in the recognition of taxable income by our unitholders or us so long as our liabilities do not exceed the tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

        The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative, or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships. Currently, one such legislative proposal would eliminate the qualifying income exception upon which we rely for our treatment as a partnership for U.S. federal income tax purposes. We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units.

        If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders. Our taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of our units. Any distribution made to a unitholder at a time we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder's tax basis in its units, and thereafter (iii) taxable capital gain.

        The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes

Tax Consequences of Unit Ownership

Unitholder Status

        Unitholders who are admitted as members of our company, as well as unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of units, will be treated as partners of the company for federal income tax purposes. For a discussion related to the risks of losing partner status as a result of securities loans, please read "—Treatment of Securities Loans." Unitholders who are not treated as members of the company as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them under the circumstances.

Flow-Through of Taxable Income

        Subject to the discussion below under "—Entity-Level Collections of Unitholder Taxes" with respect to payments we may be required to make on behalf of our unitholders, we will not pay any federal income tax. Rather, each unitholder will be required to report on its federal income tax return each year its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution.

Basis of Units

        A unitholder's tax basis in its units initially will be the amount paid for those units plus the unitholder's share of our liabilities. That basis generally will be (i) increased by the unitholder's share of our income and any increases in such unitholder's share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions, the unitholder's share of our losses, and any decreases in its share of our liabilities.

Treatment of Distributions

        Distributions made by us to a unitholder generally will not be taxable to the unitholder, unless such distributions exceed the unitholder's tax basis in its units, in which case the unitholder generally will recognize gain taxable in the manner described below under "—Disposition of Units."

        Any reduction in a unitholder's share of our liabilities will be treated as a distribution by us of cash to that unitholder. A decrease in a unitholder's percentage interest in us because of our issuance of additional units may decrease the unitholder's share of our liabilities. For purposes of the foregoing, a unitholder's share of our nonrecourse liabilities (liabilities for which no partner bears the economic risk of loss) generally will be based upon that unitholder's share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess liabilities allocated based on the unitholder's share of our profits. Please read "—Disposition of Units."

        A non-pro rata distribution of money or property (including a deemed distribution as a result of the reduction in a unitholder's share of our liabilities as described above) may cause a unitholder to recognize ordinary income, if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture and substantially appreciated "inventory items," both as defined in Section 751 of the Code ("Section 751 Assets"). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for a portion of the non-pro rata distribution. This deemed exchange generally will result in the unitholder's recognition of ordinary income in an amount equal to the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder's tax basis (generally zero) in the Section 751 Assets deemed to be relinquished in the exchange.

Limitations on Deductibility of Losses

        A unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the unitholder's tax basis in its units, and (ii) in the case of a unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the unitholder is considered to be "at risk" with respect to our activities. In general, a unitholder will be at risk to the extent of its tax basis in its units, reduced by (1) any portion of that basis attributable to the unitholder's share of our liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement and (3) any amount of money the unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. A unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a unitholder's share of nonrecourse liabilities) cause the unitholder's at risk amount to be less than zero at the end of any taxable year.

        Losses disallowed to a unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder's tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation, but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used, and will not be available to offset a unitholder's salary or active business income.

        In addition to the basis and at risk limitations, a passive activity loss limitation generally limits the deductibility of losses incurred by individuals, estates, trusts, some closely held corporations, and personal service corporations from "passive activities" (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us Passive losses that exceed a unitholder's share of passive income we generate may be deducted in full when the unitholder disposes of all of its units in a fully taxable transaction with an unrelated party. The passive loss rules generally are applied after other applicable limitations on deductions, including the at risk and basis limitations.

Limitations on Interest Deductions

        The deductibility of a non-corporate taxpayer's "investment interest expense" generally is limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

  •
  interest on indebtedness properly allocable to property held for investment;

  •
  interest expense allocated against portfolio income; and

  •
  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocable against portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. Net investment income generally does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A unitholder's share of a publicly traded partnership's portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections of Unitholder Taxes

        If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former unitholder, we are authorized to treat the payment as a distribution of cash to the relevant unitholder. Where the tax is payable on behalf of all the unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, we are authorized to treat the payment as a distribution to all current unitholders. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder, in which event the unitholder may be entitled to claim a refund of the overpayment amount. Unitholders are urged to consult their tax advisors to determine the consequences to them of any tax payment we make on their behalf.

Allocation of Income, Gain, Loss and Deduction

        In general, our items of income, gain, loss and deduction will be allocated in a manner that provides the holders of Series A convertible preferred units with a preference equal to the then-existing liquidation value of the Series A convertible preferred units and thereafter among the unitholders (other than holders of Series A convertible preferred units) in accordance with their percentage interests in us. However, at any time that distributions are made to the units in excess of distributions to the subordinated units, gross income will be allocated to the recipients to the extent of these distributions.

        Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our units (a "Book-Tax Disparity"). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering generally will be borne by our partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate a Book-Tax Disparity, will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has "substantial economic effect." In any other case, a partner's share of an item will be determined on the basis of the partner's interest in us, which will be determined by taking into account all the facts and circumstances, including (i) his relative contributions to us, (ii) the interests of all the partners in profits and losses, (iii) the interest of all the partners in cash flow and (iv) the rights of all the partners to distributions of capital upon liquidation. Vinson & Elkins L.L.P. is of the opinion that, with the exception of the issues described in "—Section 754 Election" and "—Disposition of Units—Allocations Between Transferors and Transferees," allocations under our limited liability company agreement will be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

Treatment of Securities Loans

        A unitholder whose units are loaned (for example, a loan to a "short seller" to cover a short sale of units) may be treated as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those units would not be reportable by the lending unitholder and (ii) any cash distributions received by the unitholder as to those units may be treated as ordinary taxable income.

        Due to a lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its units. Unitholders desiring to assure their status as partners and avoid the risk of income recognition from a loan of their units are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and lending their units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read "—Disposition of Units—Recognition of Gain or Loss."

Tax Rates

        Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 35% and 15%, respectively. However, absent new legislation extending the current rates, beginning January 1, 2013, the highest marginal federal income tax rate applicable to ordinary income and long-term capital gains of individuals will increase to 39.6% and 20%, respectively. These rates are subject to change by new legislation at any time.

        A 3.8% Medicare tax on certain net investment income earned by individuals, estates, and trusts will apply for taxable years beginning after December 31, 2012. For these purposes, net investment income generally includes a unitholder's allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder's net investment income from all investments, or (ii) the amount by which the unitholder's modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if married filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Section 754 Election

        We have made the election permitted by Section 754 of the Code that permits us to adjust the tax bases in our assets as to specific purchasers of our units under Section 743(b) of the Code. The Section 743(b) adjustment separately applies to each purchaser of units based upon the values and bases of our assets at the time of the relevant purchase, and the adjustment will reflect the purchase price paid. The Section 743(b) adjustment does not apply to a person who purchases units directly from us.

        Under our limited liability company agreement, we are authorized to take a position to preserve the uniformity of units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury Regulations governing a 743(b) adjustment attributable to properties depreciable under Section 167 of the Code may give rise to differences in the taxation of unitholders purchasing units from us and unitholders purchasing from other unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of units, even if inconsistent with existing Treasury Regulations, and Vinson & Elkins, L.L.P. has not opined on the validity of this approach. Please read "—Uniformity of Units."

        The IRS may challenge the positions we adopt with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of units due to lack of controlling authority. Because a unitholder's tax basis for its units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder's basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "—Disposition of Units—Recognition of Gain or Loss." If a challenge to such treatment were sustained, the gain from the sale of units may be increased without the benefit of additional deductions.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our assets subject to depreciation to goodwill or non-depreciable assets. Goodwill, as an intangible asset, is generally non-amortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure any unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

        We will use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than one year of our income, gain, loss and deductions. Please read "—Disposition of Units—Allocations Between Transferors and Transferees."

Tax Basis, Depreciation and Amortization

        The tax bases of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Units—Recognition of Gain or Loss."

        The costs we incur in offering and selling our units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties

        The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values and the initial tax bases of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by unitholders could change, and unitholders could be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units

Recognition of Gain or Loss

        A unitholder will be required to recognize gain or loss on a sale of units equal to the difference between the unitholder's amount realized and tax basis in the units sold. A unitholder's amount realized generally will equal the sum of the cash or the fair market value of other property it receives plus its share of our liabilities with respect to such units. Because the amount realized includes a unitholder's share of our liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

        Except as noted below, gain or loss recognized by a unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation recapture. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and capital gain or loss upon a sale of units. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership.

        Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed above, a unitholder will be unable to select high or low basis units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, it may designate specific units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of our units. A unitholder considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:

  •
  a short sale;

  •
  an offsetting notional principal contract; or

  •
  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

        In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the "Allocation Date"). However, gain or loss realized on a sale or other disposition of our assets or any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

        Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations. Recently, however, the Department of the Treasury and the IRS issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders, although such tax items must be prorated on a daily basis. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If this method is not allowed under the final Treasury Regulations, or only applies to transfers of less than all of the unitholder's interest, our taxable income or losses could be reallocated among our unitholders. We are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

        A unitholder who disposes of units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition but will not be entitled to receive a cash distribution for that period.

Notification Requirements

        A unitholder who sells or purchases any of its units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale through a broker who will satisfy such requirements.

Constructive Termination

        We will be considered to have "constructively" terminated as a partnership for federal income tax purposes upon the sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For such purposes, multiple sales of the same unit are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than the calendar year, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in such unitholder's taxable income for the year of termination.

        A constructive termination occurring on a date other than December 31 generally would require that we file two tax returns for one fiscal year, and the cost of the preparation of these returns will be borne by all unitholders. However, pursuant to an IRS relief procedure, the IRS may allow a constructively terminated partnership to provide a single Schedule K-1 for the calendar year in which a termination occurs. Following a constructive termination, we would be required to make new tax elections, including a new election under Section 754 of the Code, and the termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination may either accelerate the application of, or subject us to, any tax legislation enacted before the termination that would not otherwise have been applied to us as a continuing as opposed to a terminating partnership.

Uniformity of Units

        Because we cannot match transferors and transferees of units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of the units. Please read "—Tax Consequences of Unit Ownership—Section 754 Election."

        Our limited liability company agreement permits us to take positions in filing our tax returns that preserve the uniformity of our units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins L.L.P. is unable to opine as to validity of such filing positions.

        A unitholder's basis in units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder's basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "—Disposition of Units—Recognition of Gain or Loss" above and "—Tax Consequences of Unit Ownership—Section 754 Election" above. The IRS may challenge one or more of any positions we take to preserve the uniformity of units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from the sale of units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

        Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, non-U.S. corporations and other non-U.S. persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. Prospective unitholders that are tax-exempt entities or non-U.S. persons should consult their tax advisors before investing in our units. Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt unitholder.

        Non-resident aliens and foreign corporations, trusts or estates that own units will be treated as engaged in business in the United States because of their ownership of our units. Consequently, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, distributions to non-U.S. unitholders are subject to withholding at the highest applicable effective tax rate. Each non-U.S. unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes.

        In addition, because a non-U.S. corporation that owns units will be treated as engaged in a United States trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain to the extent reflected in earnings and profits, and as adjusted for changes in the foreign corporation's "U.S. net equity." That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

        A non-U.S. unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. unitholder. Under a ruling published by the IRS interpreting the scope of "effectively connected income," part or all of a non-U.S. unitholder's gain may be treated as effectively connected with that unitholder's indirect U.S. trade or business constituted by its investment in us. Moreover, under the Foreign Investment in Real Property Tax Act, a non-U.S. unitholder generally will be subject to federal income tax upon the sale or disposition of a unit if (i) it owned (directly or constructively applying certain attribution rules) more than 5% of our units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the units or the 5-year period ending on the date of disposition. More than 50% of our assets may consist of U.S. real property interests. Therefore, non-U.S. unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Administrative Matters

Information Returns and Audit Procedures

        We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure our unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

        The IRS may audit our federal income tax information returns. Neither we nor Vinson & Elkins L.L.P. can assure prospective unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of the units. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and may result in an audit of the unitholder's own return. Any audit of a unitholder's return could result in adjustments unrelated to our returns.

        Publicly traded partnerships generally are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings of the partners. The Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. We have appointed Copano Partners Trust as our Tax Matters Partner, subject to redetermination by our Board of Directors from time to time.

        The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review may go forward, and each unitholder with an interest in the outcome may participate in that action.

        A unitholder must file a statement with the IRS identifying the treatment of any item on its federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

        (1)   the name, address and taxpayer identification number of the beneficial owner and the nominee;

        (2)   a statement regarding whether the beneficial owner is:

          (a)   a non-U.S. person;

          (b)   a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

          (c)   a tax-exempt entity;

        (3)   the amount and description of units held, acquired or transferred for the beneficial owner; and

        (4)   specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

        An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion.

State, Local and Other Tax Considerations

        In addition to federal income taxes, unitholders may be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the unitholder is a resident. We currently conduct business or own property in Texas, Oklahoma, Wyoming, and Louisiana. Although Texas and Wyoming do not impose an income tax on nonresident partners of partnerships doing business within each of those states, Oklahoma and Louisiana do. We may also own property or do business in other states in the future that impose income or similar taxes on nonresident persons owning an interest in us. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on its investment in us. It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states and localities, of its investment in us. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us. We strongly recommend that each prospective unitholder consult, and depend on, its own tax counsel or other advisor with regard to those matters. It is the responsibility of each unitholder to file all tax returns that may be required of it.

Tax Consequences of Ownership of Debt Securities

        A description of the material federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth on the prospectus supplement relating to the offering of debt securities.

 LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Vinson & Elkins L.L.P. and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated balance sheets of Copano Energy, L.L.C. for the year ended December 31, 2011 and 2010, the related consolidated statements of operations, member's capital and comprehensive income (loss) and cash flows for each of the three years in the period ended December 31, 2011, and the effectiveness of Copano Energy, L.L.C.'s internal control over financial reporting as of December 31, 2011, all incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated balance sheets of Eagle Ford Gathering LLC as of December 31, 2011 and 2010, and the related consolidated statements of operations, members' equity and cash flows for the year ended December 31, 2011 and for the period from May 12, 2010 (date of inception) to December 31, 2010, incorporated in this prospectus by reference from Copano Energy, L.L.C.'s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Deloitte & Touche LLP, independent auditors', as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The balance sheets of Bighorn Gas Gathering, L.L.C. as of December 31, 2011 and 2010, and the related statements of operations, members' equity and cash flows for each of the three years in the period ended December 31, 2011, incorporated in this prospectus by reference from Copano Energy, L.L.C.'s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Deloitte & Touche LLP, independent auditors', as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The balance sheets of Fort Union Gas Gathering, L.L.C. as of December 31, 2011 and 2010, and the related statements of operations, members' equity and cash flows for each of the three years in the period ended December 31, 2011, incorporated in this prospectus by reference from Copano Energy, L.L.C.'s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Deloitte & Touche LLP, independent auditors', as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee fees and expenses		**
Listing fees		***
Transfer and disbursement agent fees		**
Printing costs		**
Miscellaneous expenses		**

Total	$	**

*
Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.

**
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.

***
The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15.    Indemnification of Directors and Officers.

Copano Energy, L.L.C.

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Under our limited liability company agreement and subject to specified limitations, we will indemnify to the fullest extent permitted by law, from and against all losses, claims, damages or similar events any director or officer, or while serving as a director or officer, any person who is or was serving as a tax matters member or as a director, officer, tax matters member, employee, partner, manager, fiduciary or trustee of any or our affiliates. Additionally, we may indemnify from and against all losses, claims, damages or similar events any person who is or was an employee (other than an officer) or agent of our company to the extent permitted by law and authorized by our Board of Directors.

        Any indemnification under our limited liability company agreement will only be out of our assets. We are authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our limited liability company agreement.

        Additionally, we have entered into indemnification agreements with each of our directors and officers and the officers of each of our wholly owned subsidiaries, including Copano Energy Finance Corporation. The indemnification agreements provide each officer and director the maximum indemnification protection permitted under Delaware law with respect to actions taken in his or her capacity as a director or officer.

        Any underwriting agreement entered into in connection with the sale of securities offered pursuant to this registration statement will provide for the indemnification of our officers and directors, including liabilities under the Securities Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Copano Energy Finance Corporation

        Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL"), in which Copano Energy Finance Corporation ("Copano Finance") is incorporated, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        Copano Finance's Certificate of Incorporation provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Copano Finance pursuant to the foregoing provisions, Copano Finance has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits.

Exhibit Number	Description
*1.1	Form of Underwriting Agreement.
3.1	Certificate of Formation of Copano Energy Holdings, L.L.C. (now Copano Energy, L.L.C.) (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed July 30, 2004).
3.2
Certificate of Amendment to Certificate of Formation of Copano Energy Holdings, L.L.C. (now Copano Energy, L.L.C.) (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 filed July 30, 2004).
3.3	Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 21, 2010).
3.4
Amendment No. 1 to Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 22, 2010).
*4.1	Form of Senior Debt Security.
4.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-3 filed November 3, 2009).

Exhibit Number	Description
*4.3	Form of Subordinated Debt Security.
4.4
Indenture, dated May 16, 2008, among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed May 19, 2008).
4.5	Form of Global Note representing 7.75% Senior Notes due 2018 (included in 144A/Regulation S Appendix to Exhibit 4.4 above).
4.6
Series A Convertible Preferred Unit Purchase Agreement, dated July 21, 2010, by and between Copano Energy, L.L.C. and TPG Copenhagen, L.P. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed July 22, 2010).
4.7
Registration Rights Agreement, dated July 21, 2010, by and between Copano Energy, L.L.C. and TPG Copenhagen, L.P. (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed July 22, 2010).
4.8
Director Designation Agreement, dated July 21, 2010, by and between Copano Energy, L.L.C. and TPG Copenhagen, L.P. (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed July 22, 2010).
4.9
Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed April 5, 2011).
4.10
First Supplemental Indenture, dated April 5, 2011, to the Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, The Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed April 5, 2011).
4.11	Form of Global Note representing 7.125% Senior Notes due 2021 (included as Exhibit A to Exhibit 4.10 above).
5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1).
24.1	Powers of Attorney (included on signature pages of this registration statement).
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture.
**25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture.

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant.

**
To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings.

        (a)   Each undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrants pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

        (b)   Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such irector, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO ENERGY, L.L.C.
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	President and Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	President, Chief Executive Officer (Principal Executive Officer) and Director	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)	October 18, 2012
/s/ JAMES G. CRUMP James G. Crump	Director	October 18, 2012

Signature	Title	Date

/s/ ERNIE L. DANNER Ernie L. Danner	Director	October 18, 2012
/s/ SCOTT A. GRIFFITHS Scott A. Griffiths	Director	October 18, 2012
/s/ MICHAEL L. JOHNSON Michael L. Johnson	Director	October 18, 2012
/s/ T. WILLIAM PORTER T. William Porter	Director	October 18, 2012
/s/ WILLIAM L. THACKER William L. Thacker	Director	October 18, 2012
/s/ MICHAEL G. MACDOUGALL Michael G. MacDougall	Director	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO ENERGY FINANCE CORPORATION
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	President and Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	President and Chief Executive Officer (Principal Executive Officer) and Director	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Director	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO ENERGY SERVICES GP, L.L.C.
COPANO ENERGY SERVICES (TEXAS) GP, L.L.C.
COPANO FIELD SERVICES GP, L.L.C.
COPANO FIELD SERVICES/CENTRAL GULF COAST GP, L.L.C.
COPANO NGL SERVICES GP, L.L.C.
COPANO PIPELINES GP, L.L.C.
COPANO PIPELINES (TEXAS) GP, L.L.C.
COPANO PROCESSING GP, L.L.C.
COPANO NGL SERVICES (MARKHAM), L.L.C.
COPANO PIPELINES/NORTH TEXAS, L.L.C.
COPANO FIELD SERVICES/NORTH TEXAS, L.L.C.
ACP TEXAS, L.L.C.
ALAMO CREEK PROPERTIES, L.L.C.
RIVER VIEW PIPELINES, L.L.C.
CMW ENERGY SERVICES, L.L.C.
GREENWOOD GATHERING, L.L.C.
COPANO/WEBB-DUVAL PIPELINE GP, L.L.C.
COPANO LIBERTY, LLC
COPANO DOUBLE EAGLE LLC
COPANO PROCESSING/LOUISIANA, LLC
COPANO EAGLE FORD LLC
ESTES COVE FACILITIES, L.L.C.
NUECES GATHERING, L.L.C.
CDE PIPELINE LLC
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President and Principal Accounting Officer (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO PROCESSING, L.P.
By:	Copano Processing GP, L.L.C., its general partner (the "General Partner")
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President and Principal Accounting Officer (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO NGL SERVICES, L.P.
By:	Copano NGL Services GP, L.L.C., its general partner (the "General Partner")
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President and Principal Accounting Officer (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO HOUSTON CENTRAL, L.L.C.
CHC LP HOLDINGS, L.L.C.
COPANO PIPELINES GROUP, L.L.C.
COPANO/RED RIVER GATHERING LP HOLDINGS, L.L.C.
CPG LP HOLDINGS, L.L.C.
CWDPL LP HOLDINGS, L.L.C.
CPNO SERVICES LP HOLDINGS, L.L.C.
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	President and Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt.	Chief Executive Officer (Principal Executive Officer) and Manager	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer0	October 18, 2012

Signature	Title	Date

/s/ LARI PARADEE Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)	October 18, 2012
/s/ WILLIAM LANGAN William Langan	Manager	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO GENERAL PARTNERS, INC.
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	President and Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt.	Chief Executive Officer (Principal Executive Officer) and Director	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President and Principal Accounting Officer (Principal Accounting Officer)	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO FIELD SERVICES/AGUA DULCE, L.P.
COPANO FIELD SERVICES/COPANO BAY, L.P.
COPANO FIELD SERVICES/KARNES, L.P.
COPANO FIELD SERVICES/LIVE OAK, L.P.
COPANO FIELD SERVICES/SOUTH TEXAS, L.P.
COPANO FIELD SERVICES/UPPER GULF COAST, L.P.
By:	Copano Field Services GP, L.L.C., its general partner (the "General Partner")
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)	October 18, 2012

Signature	Title	Date

/s/ LARI PARADEE Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO PIPELINES/HEBBRONVILLE, L.P. COPANO PIPELINES/SOUTH TEXAS, L.P. COPANO PIPELINES/UPPER GULF COAST, L.P.
By:	Copano Pipelines GP, L.L.C., its general partner (the "General Partner")
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO PIPELINES/TEXAS GULF COAST, L.P.
Copano Pipelines (Texas) GP, L.L.C., its general partner (the "General Partner")
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO FIELD SERVICES/CENTRAL GULF COAST, L.P.
By:	Copano Field Services/Central Gulf Coast GP, L.L.C., its general partner (the "General Partner")
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Nothcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO ENERGY SERVICES/UPPER GULF COAST, L.P.
By:	Copano Energy Services GP, L.L.C., its general partner (the "General Partner")
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO ENERGY SERVICES/TEXAS GULF COAST, L.P.
By:	Copano Energy Services (Texas) GP, L.L.C., its general partner (the "General Partner")
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO/WEBB-DUVAL PIPELINE, L.P.
By:	Copano/Webb-Duval Pipeline GP, L.L.C., its general partner
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

CPNO SERVICES GP, L.L.C.
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	President and Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

CPNO SERVICES, L.P. COPANO RISK MANAGEMENT, L.P.
By:	CPNO Services GP, L.L.C., its general partner (the "General Partner")
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	President and Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	President, Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer of the General Partner (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

COPANO ENERGY/MID-CONTINENT, L.L.C.
SCISSORTAIL ENERGY, LLC
COPANO/RED RIVER GATHERING GP, L.L.C.
COPANO ENERGY/ROCKY MOUNTAINS, L.L.C.
COPANO PIPELINES/ROCKY MOUNTAINS, LLC
COPANO NATURAL GAS/ROCKY
MOUNTAINS, LLC
COPANO FIELD SERVICES/ROCKY
MOUNTAINS, LLC
COPANO FIELD FACILITIES/ROCKY
MOUNTAINS, LLC
CANTERA GAS COMPANY LLC
HARRAH MIDSTREAM LLC
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 18, 2012

Signature	Title	Date

/s/ LARI PARADEE Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager	October 18, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 18, 2012.

CIMMARRON GATHERING, LP
By:	Copano/Red River Gathering GP, L.L.C., its general partner (the "General Partner")
By:	/s/ R. BRUCE NORTHCUTT
	Name:	R. Bruce Northcutt
	Title:	Chief Executive Officer

        Each person whose signature appears below appoints R. Bruce Northcutt, Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner	October 18, 2012
/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)	October 18, 2012
/s/ LARI PARADEE Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer of the General Partner (Principal Accounting Officer)	October 18, 2012
/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner	October 18, 2012

 INDEX TO EXHIBITS

Exhibit Number	Description
*1.1	Form of Underwriting Agreement.
3.1	Certificate of Formation of Copano Energy Holdings, L.L.C. (now Copano Energy, L.L.C.) (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed July 30, 2004).
3.2
Certificate of Amendment to Certificate of Formation of Copano Energy Holdings, L.L.C. (now Copano Energy, L.L.C.) (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 filed July 30, 2004).
3.3	Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 21, 2010).
3.4
Amendment No. 1 to Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 22, 2010).
*4.1	Form of Senior Debt Security.
4.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-3 filed November 3, 2009).
*4.3	Form of Subordinated Debt Security.
4.4
Indenture, dated May 16, 2008, among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed May 19, 2008).
4.5	Form of Global Note representing 7.75% Senior Notes due 2018 (included in 144A/Regulation S Appendix to Exhibit 4.4 above).
4.6
Series A Convertible Preferred Unit Purchase Agreement, dated July 21, 2010, by and between Copano Energy, L.L.C. and TPG Copenhagen, L.P. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed July 22, 2010).
4.7
Registration Rights Agreement, dated July 21, 2010, by and between Copano Energy, L.L.C. and TPG Copenhagen, L.P. (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed July 22, 2010).
4.8
Director Designation Agreement, dated July 21, 2010, by and between Copano Energy, L.L.C. and TPG Copenhagen, L.P. (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed July 22, 2010).
4.9
Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed April 5, 2011).
4.10
First Supplemental Indenture, dated April 5, 2011, to the Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, The Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed April 5, 2011).
4.11	Form of Global Note representing 7.125% Senior Notes due 2021 (included as Exhibit A to Exhibit 4.10 above).

Exhibit Number	Description
5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1).
24.1	Powers of Attorney (included on signature pages of this registration statement).
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture.
**25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture.

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant.

**
To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.